EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Leo F. Wells, III and Douglas P. Williams, or either of them acting singly, as his true and lawful attorney-in-fact, for him and in his name, place and stead, to execute and sign any and all amendments, including any post-effective amendments, to the Registration Statement on Form S-11 of Wells Real Estate Investment Trust, Inc. or any additional Registration Statement filed pursuant to Rule 462 and to cause the same to be filed with the Securities and Exchange Commission hereby granting to said attorneys-in-fact and each of them full power and authority to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact or either of them may do or cause to be done by virtue of these presents.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below, effective as of April 20, 2003, by the following persons and in the capacities indicated below.

Signatures	Title

/S/ LEO F. WELLS, III	President and Director
Leo F. Wells, III	(Principal Executive Officer)

/S/ DOUGLAS P. WILLIAMS	Executive Vice President and Director
Douglas P. Williams	(Principal Financial and Accounting Officer)

/S/ JOHN L. BELL	Director
John L. Bell

/S/ MICHAEL R. BUCHANAN	Director
Michael R. Buchanan

/S/ RICHARD W. CARPENTER	Director
Richard W. Carpenter

/S/ BUD CARTER	Director
Bud Carter

/S/ WILLIAM H. KEOGLER, JR.	Director
William H. Keogler, Jr.

/S/ DONALD S. MOSS	Director
Donald S. Moss

/S/ WALTER W. SESSOMS	Director
Walter W. Sessoms

/S/ NEIL H. STRICKLAND	Director
Neil H. Strickland